DEUTSCHE BANK COMMODITY INDICES

August 2009

[GRAPHIC OMITTED]

Registration Statement No. 333-137902
Dated August 6, 2009; Filed pursuant to Rule 433

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the
SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409.

A Passion to Perform

Deutsche Bank
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CONTENTS

1        Executive Summary

2        Beta Commodity Indices

3        Enhanced Beta Commodity Indices

4        Alpha Commodity Indices

5        Commodity Index Comparative Performance

Deutsche Bank
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EXECUTIVE SUMMARY
The Evolution of Commodity Markets

o    Commodities have been accepted by investors as an asset class in its own right, suitable for absolute returns and portfolio diversification. Optimal use of commodities can not only enhance returns, but also reduce overall volatility in an investment portfolio

o    The primary way most investors have been accessing the asset class is through commodity indices. They provide a diversified, easy, and quick way to get an exposure to the asset class

o    However, commodities represent a unique asset class with some characteristics that need to be considered. As the market has evolved,
     Deutsche Bank has created new indices to try to capture the special features of the asset class

o    Deutsche Bank is a provider of non-benchmark commodity indices and provides a comprehensive suite of commodity index products aimed at ENHANCING BETA
     RETURNS and EXTRACTING MARKET-NEUTRAL ALPHA RETURNS in the commodity space

Deutsche Bank
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EXECUTIVE SUMMARY

Commodity Index FAQ

WHY USE COMMODITY INDICES?

-    SIMPLE ASSET ALLOCATION SOLUTION --
     Investment in a broad based commodity index provides exposure to multiple sectors through one convenient vehicle

-    "RULE BASED" INDEX RETURNS -- formula- driven commodity indices help to eliminate active manager risks such as style drift and key-man concerns that may be associated with investments in partnerships and managed accounts

-    PURE COMMODITY EXPOSURE TO ELIMINATE CORPORATE RISK -- Equity ownership through commodity-producing firms carries corporate performance risk /
     reward factor unrelated to the price of the commodity itself

-    GREATER LIQUIDITY -- Commodity Index based investments, such as structured notes, may provide greater liquidity than other investments such as investment partnerships or ownership of physical assets

HOW DOES A COMMODITY INDEX WORK? WHAT ARE THE FEATURES OF COMMODITY INDICES?

-    COMMODITY INDICES INCLUDE DIFFERENT UNDERLYING COMMODITIES IN DIFFERENT
     PROPORTIONS. For example, the S&PGSCI is heavily weighted towards the energy sector

-    MOST COMMODITY INDICES ARE LONG ONLY, but there are some which allow for short positions. For example, the DB Commodity Harvest has both long and short positions for each underlying commodity

-    COMMODITY INDICES ARE MADE UP OF FUTURES CONTRACTS, and the method in which these contracts are bought and sold as contracts approach expiry is called
     "Rolling". Depending on the prices in the futures market, there may be gains and losses associated with this rolling process, known as ROLL YIELD

-    ALL COMMODITY INDICES HAVE A ROLL YIELD because they are constructed from futures contracts. But different Commodity Indices have different Roll
     Yields because of the mix of underlying commodities they hold and the different index rules for rolling futures contracts

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Deutsche Bank

Executive Summary

The Evolution of Commodity Indices

- Commodities Indices can be categorized into three broad groups: Beta, Enhanced Beta, and Alpha

Beta Allocation Strategies 1991 – 2003		Enhanced Beta Allocation Strategies 2003 – 2007		Alpha Generation Strategies 2008 and beyond	
DBLCI ™	▪ Fixed weight, fixed roll index ▪ Invests in 6 commodities	DBLCI- MR ™	▪ Dynamic sector weights ▪ Invests in 6 commodities	DB Commodity Harvest Indices	▪ Market Neutral, no exposure to spot returns ▪ Low Volatility compared to long-only commodity indices ▪ Seeks to isolate the expected outperformance against benchmarks arising from the Optimum Yield rolling mechanism
S&P GSCI ℠	▪ Fixed weight, fixed roll index ▪ Invests in 24 commodities	DBLCI-MR ™ Plus	▪ Dynamic commodity sector weights and dynamic allocation between Commodities and treasuries ▪ Downside protection based on momentum mechanism		
DJ-UBSCI ℠	▪ Fixed weight, fixed roll index ▪ Invests in 19 commodities	DB Commodity Booster Indices	▪ Replicates benchmark commodity indices using Optimum Yield rolling mechanism	DB Commodity Harvest — Target Volatility Indices	▪ Takes DB Commodity Harvest Strategy and applies a Target Volatility overlay mechanism which attempts to control volatility to meet investor risk preferences
		DBLCI-OY Sector Indices	▪ Direct focus on different commodity sectors such as Energy, Precious Metals, Base Metals, and Agriculture ▪ All indices use Optimum Yield rolling mechanism		

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5

Executive Summary

Investment Vehicles

- US Investors can get access to commodity indices through a variety of different investment vehicles
- In addition to choosing the Index which offers the investment strategy the investor is looking for, investors should also consider the different risks inherent in various investment vehicles:
  - Credit Risk: investments in notes are subject to the credit risk of the issuing entity
  - Liquidity: there may be little or no secondary market for the investments
  - Tracking Error to Benchmark: products may not track the underlying index one for one
  - Enhanced Benchmark Exposure: not all investment vehicles offer access to enhanced beta or alpha commodity indices
  - Tax Treatment: the tax treatment of an investment in the securities may be unclear
  - Costs: including but not limited to entrance and exit fees and running fees

	Liquidity	Exchange Listed	Issuer Credit Risk	Capital Protection	Costs	Expected Tax Treatment*
Mutual Fund	Once daily, single market maker	No	No	None	High	Ordinary Income or Long Term Capital Gain on Distributions, long or short term capital gain on sale
Exchange Traded Fund (ETF)	Intraday, multiple market makers	Yes	No	None	Medium	Generates Ordinary Income and mix of Long and Short Term capital gains attributable to fund holdings as per K1 Statement at year end. Long or short term capital gain on sale **
Exchange Traded Note (ETN)	Intraday, multiple market makers	Yes	Yes	None	Medium	Long Term Capital Gains if held > 1yr
Tracker Note	Intraday, single market maker	No	Yes	None	Comparatively Low, flexible	Long Term Capital Gains if held > 1yr
Structured Note	Intraday, single market maker	No	Yes	Potentially, depends on structure	Comparatively Low , depends on structure	Potential Long Term Capital Gains if held > 1yr, depends on structure

* Deutsche Bank does not advise on tax matters, Investors should check with their own advisors before entering into an investment

** Expected Tax Treatment for ETFs assumes they are set up as partnerships for tax purposes, which a majority, but not all, of ETFs are

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6

Executive Summary (Cont'd)

Investment Vehicles

- An abbreviated list of the main indices in the market and their respective investment vehicles
- Please note that tracker notes / structured notes can offer different payoffs in order to meet investor risk profile. Terms can vary widely from note to note

Index	Mutual Fund	Exchange Traded Fund	Exchange Traded Note	Tracker Note	Structured Note
DJ-UBS (Former DJAIG CI)	Pimco Real Return Fund (PCRIX <Equity>)	n/a	iPath Dow Jones-AIG Commodity Index Total Return ETN (DJP <Equity>)	Terms, Fees, Structures all tailored to meet customer needs	
SPGSCI	Oppenheimer Commodity Strategy Total Return Fund (QRAAX <Equity>)	iShares S&P GSCI Commodity Indexed Trust (GSG <Equity>)	iPath GSCI Total Return Index ETN (GSP <Equity>)		
DBLCI	n/a	n/a	n/a		
DBLCI-Mean Reversion	n/a	n/a	n/a		
DBLCI-Mean Reversion Plus	n/a	n/a	n/a		
DBLCI-OY	n/a	PowerShares DB Commodity Index Tracking Fund (DBC <Equity>)	PowerShares DB Commodity Double Short / Double Long / Short / Long ETNs (DEE, DYY, DDP, DPU <Equity>)		
DB Commodity Booster — DJAIG	n/a	n/a	n/a		
DB Commodity Booster — SPGSCI	n/a	n/a	n/a		
DBLCI-OY Precious Metals	n/a	PowerShares DB Precious Metals Fund (DBP <Equity>)	n/a		
DBLCI-OY Base Metals	n/a	PowerShares DB Base Metals Fund (DBB <Equity>)	PowerShares DB Base Metals Double Short / Double Long / Short / Long ETNs (BOM, BDD, BOS, BDG <Equity>)		
DBLCI-OY Energy	n/a	PowerShares DB Energy Fund (DBE <Equity>)	n/a		
DBLCI-OY Agriculture	n/a	PowerShares DB Agriculture Fund (DBA <Equity>)	PowerShares DB Agriculture Double Short / Double Long / Short / Long ETNs (AGA, DAG, ADZ, AGF <Equity>)		
DBLCI-OY Gold	n/a	PowerShares DB Gold Fund (DGL <Equity>)	PowerShares DB Agriculture Double Short / Double Long / Short ETNs (DZZ, DGP, DGZ <Equity>)		
DBLCI-OY Silver	n/a	PowerShares DB Silver Fund (DBS <Equity>)	n/a		
DBLCI-OY Oil	n/a	PowerShares DB Oil Fund (DBO <Equity>)	PowerShares DB Crude Oil Double Short / Double Long / Short / Long ETNs (DXO, OLO, SZO, DTO <Equity>)		

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BETA COMMODITY INDICES

o    Investors can consider Beta Commodity Indices as the 1st generation of
     Commodity Indices

o    INDICES IN THIS CATEGORY:

     -    Deutsche Bank Liquid Commodity Index (DBLCI) - S&P GSCI

     -    DJ-UBS Commodity Index (formerly DJ-AIG)

o    All these indices are

     -    long only

     -    fixed weights

     -    fixed Rolling methodology

INDEX SECTOR WEIGHTS

[GRAPHIC OMITTED]

 Energy      Precious Metals     Base Metals        Agiculture     Livestock

Source:   Deutsche Bank, S&P, Dow Jones & Co., Inc.
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Deutsche Bank

ENHANCED BETA

Introduction

o    If Beta Indices are the 1st generation, then Enhanced Beta are the 2nd generation of Commodity Indices

o    Enhanced Beta looks at enhancing returns from long-only commodity indices by altering the traditional index construction rules related to underlying
     Asset Allocation (Dynamic Weights) or Futures Rolling Methodology (Dynamic
     Rolling Mechanism)

ASSET ALLOCATION BASED ON MEAN REVERSION: COMMODITIES PRICES THEORETICALLY TEND
TO MEAN REVERT BECAUSE OF INHERENT SUPPLY AND DEMAND FACTORS:

o    If the price of a given commodity goes below a given threshold, profit margin for producers will be squeezed and weaker players will exit the market. After supply has contracted, when demand eventually increases, it drives up the price

o    At the other end of the cycle, if the price of a given commodity becomes too high, consumers will substitute it (when possible) with another commodity or will reduce consumption. At the same time, higher profit margins for producers will encourage new entrants and therefore drive supply up, putting downward pressure on prices

[GRAPHIC OMITTED]

FUTURES ROLLING METHODOLOGY CAN MAKE A SIGNIFICANT DIFFERENCE TO A COMMODITY
INDEX'S RETURN:

o    An often overlooked source of returns for commodity investments is the Roll
     Yield, which results from buying a futures contract at a price different from the spot price and holding that contract until its price converges to that of the spot market at maturity

o    The method in which futures contracts are bought and sold can significantly impact the return of a commodity index
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Deutsche Bank

Enhanced Beta

Mean Reversion Methodology in Practice

- The DBLCI-MR uses a mean reversion based trading strategy in an effort to extract superior returns from the commodities complex. The DBLCI-MR seeks to underweight relatively expensive commodities and overweight relatively cheap commodities

Historical Commodity Allocation in DBLCI-MR since 1988



Historical Commodity Allocation of the DBLCI-Mean Reversion since 2006


100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Jul-08
Jan-09
Jul-09
Crude Oil
Heating oil
Gold
Aluminium
Wheat
Corn

Heavy investment in Corn and Wheat as agricultural commodities are the most historically undervalued based on DB Mean Reversion mechanism. Captures the 2006 – 2007 Agriculture rally

Oil begins 2007 at $55 and ends at nearly $100, the DBLCI-MR increased its weight of Energy during the market correction and was well positioned for the rally

Gold prices have appreciated more than 80% from Jan-06 to May-09 . During this period the DBLCI-MR had an average exposure to Gold of 7.51% because the MR mechanism determined Gold to be relatively expensive compared to other commodities

In 2008 the DBLCI-Mean Reversion increased its weight to Aluminum and reduced its weight to Energy which was then at historical highs. While initially Aluminum experienced a rally, in the second half of 2008 Aluminum prices fell significantly along with the rest of the commodities complex

Deutsche Bank

Note: Past performance is not a guarantee of future results.
The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI-Mean Reversion will also likely result in a negative performance

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ENHANCED BETA
DBLCI-Mean Reversion

COMMODITY ALLOCATION MECHANISM

o    Commodities do not represent a homogenous asset class. They comprise four distinct sectors that have unique fundamentals and follow their own business cycles that are generally uncorrelated with other commodity sectors

o    Such divergence in business cycles offers an opportunity to benefit from the relative expensiveness or the cheapness of respective sectors

o    DBLCI-Mean Reversion allocates weight to 6 commodities using a non-discretionary, rule-based formula aimed at assigning higher weight to cheap commodities and lower weight to expensive commodities

INDEX DETAILS

 COMPONENTS:                      6

 ROLL FREQUENCY ENERGY:           Fixed, Monthly

 ROLL FREQ. METALS:               Fixed, Yearly

 ROLL FREQ. AGRICULTURE:          Fixed, Yearly

 REBALANCING:                     Dynamic

 REBALANCING RULE:                The index overweights

                                  "cheap" commodities and
                                  underweights "expensive"
                                  commodities based on
                                  their respective 5y moving
                                  average price vs. 1y
                                  moving average price

HISTORICAL COMMODITY ALLOCATION SINCE 2003  COMMODITY ALLOCATION AS ON JUL-31-09
[GRAPHIC OMITTED]                           [GRAPHIC OMITTED]

Source:   Bloomberg, data as on Jul-31-09

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Deutsche Bank

ENHANCED BETA
DBLCI-Mean Reversion Plus

o    THE DBLCI-MEAN REVERSION PLUS COMBINES THE DBLCI-MEAN REVERSION'S ("MR
     INDEX") APPROACH OF SEEKING TO OPTIMIZE SECTOR ALLOCATION IN COMMODITIES,
     WITH A RULE-BASED MOMENTUM STRATEGY THAT AIMS AT IMMUNIZING RETURNS FROM
     DOWNTURNS IN COMMODITY MARKETS

o    IN ORDER TO ACHIEVE THIS OBJECTIVE, THE DBLCI-MR PLUS USES A DYNAMIC
     ALLOCATION STRATEGY BASED ON THE MR INDEX

     -    Allocation to the MR Index is based on its performance over the 12 months preceding each rebalancing date. During commodity downturns, the allocation to the MR Index is reduced and could go as low as zero

     -    Beginning in August 2008, the DBLCI-MR Plus started to reduce its allocation to commodities significantly, eventually going down to 0%
          in November 2008, which enabled the DBLCI-MR Plus to avoid losses that many long-only commodity indices incurred in 2008

[GRAPHIC OMITTED]

o    During bullish commodity cycles, the Index increases its commodity exposure to 100% and gradually reduces its commodity exposure as the cycle reverses, and could eventually go down to zero

Note:    Past performance is not a guarantee of future results

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Deutsche Bank

ENHANCED BETA
What is Roll Yield?

o    Where does Roll Yield come from?

     -    commodity investments are done through financial futures. These financial futures trade at a discount or a premium to the spot prices.
          If spot prices are assumed to stay constant once the future comes into expiry it will have generated a positive (discount / backwardation) or negative (premium / contango) roll yield

o    Contango markets generate negative roll yields. Contango is when the prices of commodities for future delivery are higher than spot prices

o    Backwardation market generate positive roll yields. Backwardation is when the prices of commodities for future delivery are lower than spot prices

o    DEUTSCHE BANK HAS DEVELOPED THE OPTIMUM YIELD METHODOLOGY, A RULES-BASED
     FUTURES ROLLING METHODOLOGY WHICH AIMS TO MAXIMIZE GAINS OR MINIMIZE LOSSES
     ARISING FROM ROLL YIELD BY DYNAMICALLY CHOOSING THE FUTURES CONTRACT FOR
     EACH UNDERLYING COMMODITY BASED ON THE SHAPE OF ITS FORWARD CURVE

CONTANGO MARKET

[GRAPHIC OMITTED]

BACKWARDATION MARKET

[GRAPHIC OMITTED]

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Deutsche Bank

Enhanced Beta

Optimum Yield Family of Indices

- Historically, the Roll Returns, the gains or losses arising from Roll Yield, have been a very important source of returns in commodities
  - roll yield is an often overlooked source of returns for commodity investments, which results from buying a futures contract at a price different from the spot price and holding that contract until its price converges to that of the spot market at maturity. This Return can be positive or negative depending on market outlook for future commodity prices
  - from 1989 to 2004 crude oil returns attributable to roll returns were 9%, whereas spot returns were 6% annualized. But after 2004, as future prices of commodities became higher than their spot prices, Roll Yield became negative for many commodities
  - indices with the same underlying weights but different Rolling Mechanisms will have the same Spot Returns but differing Roll Returns
  - **Deutsche Bank has developed the Optimum Yield Methodology, a futures rolling methodology which aims to maximize gains or minimize losses arising from Roll Yield by dynamically choosing the futures contract for each underlying commodity based on the shape of its forward curve**
  - **when the DB Optimum Yield Methodology is applied to Beta Indices, the resulting index has consistently outperformed its respective benchmark beta index since 1997***

Commodity Index Component Returns, 2008


10.63% Difference in Roll Returns
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
SPGSCI
-4.49%
6.14%
DB Booster SPGSCI
DJAIG
-7.69%
-1.53%
DB Booster DJAIG
7.01%
DBLCI
14.73%
DBLCI-OY
Spot Return
Roll Return
Collateral Yield
Total Return

Commodity Index Component Returns, Annualized since 1999


8.57% Difference in Roll Returns
20%
15%
10%
5%
0%
-5%
-10%
SPGSCI
-6.19%
2.38%
DB Booster SPGSCI
DJAIG
-7.39%
-0.65%
DB Booster DJAIG
-0.15%
DBLCI
2.61%
DBLCI-OY
Spot Return
Roll Return
Collateral Yield
Total Return

Note: Past performance is not a guarantee of future results

* 4 Aug 1997 is first date DB Optimum Yield Index price history is available.

Each of these indices was launched on different dates and data for Index performance for periods prior to these dates have been retrospectively calculated and does not represent actual index performance. Index Launch Dates: SPGSCI (1991), DJUBS (Jul-1998), DBLCI (Feb-2003), DBLCI-OY (May-06), DB Booster – SPGSCI (Dec-07), DB Booster – DJUBS (Dec-07)

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ENHANCED BETA
Optimum Yield Family of Indices

-----------------------------------------------------------------------------------------------
   BETA BENCHMARK               ENHANCED BETA COUNTERPART            ANNUALIZED OUTPERFORMANCE*
       SPGSCI                 DB Commodity Booster -- SPGSCI                     8.00%
SPGSCI Light Energy    DB Commodity Booster -- SPGSCI Light Energy               5.84%
       DJUBS                  DB Commodity Booster -- DJUBS                      6.58%
       DBLCI                      DBLCI -- Optimum Yield                         3.47%
-----------------------------------------------------------------------------------------------

OPTIMUM YIELD INDEX PERFORMANCE VS BENCHMARKS
[GRAPHIC OMITTED]

Note:     Past performance is not a guarantee of future results
*         4 Aug 1997 is first date DB Optimum Yield Index price history is available. Data from 4 August 1997 to 31 July 2009
          Each of these indices was launched on different dates and data for
          Index performance for periods prior to these dates have been retrospectively calculated and does not represent actual index performance. Index Launch Dates: SPGSCI (Jan-91), SPGSCI Light Energy
          (Jan-91), DJUBS (Jul-98), DBLCI (Feb-03), DBLCI-OY (May-06), DB
          Booster - SPGSCI (Dec-07), DB Booster - DJUBS (Dec-07), DB Booster -
          SPGSCI Light Energy (Dec-07 )

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Deutsche Bank

ALPHA INDICES
Commodity Harvest Family

o    DB Commodity Harvest Family of Indices are market-neutral commodity indices which aim to isolate the outperformance of the Optimum Yield Family of
     Indices from their respective Beta Benchmarks

o    Commodity Harvest Indices take a long position in the Optimum Yield Version of a Benchmark Index and a short position in the Beta Benchmark, i.e. Long
     DB Commodity Booster - SPGSCI Light Energy, Short SPGSCI Light Energy

o    The result of equally weighted long and short positions in each commodity aims to ensure

     -    MARKET-NEUTRALITY, and hence returns that are generated largely independent of spot returns

     -    SIGNIFICANTLY LOWER VOLATILITY than long-only commodity indices. The index aims to achieve this by eliminating the exposure to spot returns and by aggregating the market neutral returns amongst 21 commodities

     -    LOW CORRELATION to other asset classes and negative correlation to commodity returns

     -    DIVERSIFICATION, all commodities except one (soybeans) have historically contributed positively to the index performance since
          1997

INDEX CONSTRUCTION

[GRAPHIC OMITTED]

DB COMMODITY HARVEST INDEX

Note:    Past performance is not indicative of future results
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Deutsche Bank

Alpha Indices

Commodity Harvest Target Volatility Indices

- The Commodity Harvest Target Volatility Indices build on the strategy of the DB Commodity Harvest Index by seeking to maintain realized volatility close to a pre-specified level in order to meet investor risk appetite. It also seeks to smooth the profile of returns by adjusting the allocation in response to changes in the realized volatility
- On monthly rebalancing dates, the allocation to the underlying index is given by the following ratio

$$\text{Allocation} = \frac{\text{Target Volatility}}{\text{Realized Volatiliy}}$$

  – allocation to the Underlying Index increases when its realized volatility goes down and vice-versa

DB Commodity Harvest 10 Allocation Hypothetical Example

Harvest 10 Index : Steps to Construction	**Step I** Realised Volatility Monitoring Based on Last 90 Days Returns		**Step II** Volatility Based Allocation Participation = Target Volatility / Realized Volatility	**Step III** Vol Target Index Return = Participation x Underlying's Returns	
Numerical Example: Volatility Target = **10%**	**Month**	**3 Month Realized Volatility (annualized %)**	**Volatility Target Allocation (%)**	**Underlying Comm. Harvest Return (%)**	**Harvest 10 Return (%)**
	12	10.00	100.00	+5.00	+5.00
	13	12.50	80.00	–1.00	–0.80
	14	5.00	200.00	+3.00	+6.00
	15	7.50	133.33	–2.00	–2.66
	16	4.00	250.00	–5.00	–7.50
	17	3.00	333.34	+1.00	+3.33
	18	3.50	285.71	+10.00	28.57

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IMPORTANT CONSIDERATIONS

For further details on the DB Commodity Index Suite refer to Underlying
Supplement No. 16 dated December 16, 2008:
http://www.sec.gov/Archives/edgar/data/1159508/000119312508254080/d424b21.pdf

Commodities are speculative and highly volatile and the risk of loss of trading in commodities can be substantial. An investment linked to a commodity index involves a number of risks, including the risk that the index's strategy may not be successful, and its return, if any, will be dependent on, among other things, the performance of the relevant index during the term of the investment and the terms and conditions of that investment. The absence of backwardation or presence of contango in the markets for futures contracts included in a long-only commodity index will adversely affect the level of that index. An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty on the future performance of any index or investment.

Deutsche Bank AG and its affiliates do not provide legal, tax, or accounting advice, and we are not acting in any way as an advisory or in a fiduciary capacity. Prospective investors should consider an investment linked to a DB commodity index only after careful consideration of the risks, consultation with their legal, tax, accounting, and other advisors as to the suitability of the investment in light of their own particular financial, tax and other circumstances, and review and consideration of any documents that we provide to you in connection with any offering

We are not acting and do not purport to act in any way as an advisor or in a fiduciary capacity. We therefore strongly suggest that recipients seek their own independent advice in relation to any investment, financial, legal, tax, accounting or regulatory issues discussed herein. Analyses and opinions contained herein may be based on assumptions that if altered can change the analyses or opinions expressed. Nothing contained herein shall constitute any representation or warranty as to future performance of any financial instrument, credit, index, currency rate or other market or economic measure. Furthermore, past performance is not necessarily indicative of future results.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., member NYSE, NASD and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the
United States are performed by Deutsche Bank AG, and its banking affiliates.

(C) 2009 Deutsche Bank AG
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Deutsche Bank

Comparative Performance of Commodity Indices

- The DB family of Commodity Indices has generated higher returns and lower volatility thereby exhibiting higher Sharpe ratios than other commodity indices since 1998

	Total Return[1] (%)	Volatility[2] (%)	Excess Return[1] (%)	Sharpe Ratio[3] (%)	Monthly Drawdown[4]		Bloomberg Tickers	
					Maximum (%)	No. of Months < –5%	Excess Return	Total Return
Beta Allocation Indices								
DBLCI ™	9.42	23.38	5.99	25.60	–24.43	25	DBLCMACL	DBLCMAVL
S&P GSCI ™	3.05	24.59	–0.22	–0.89	–27.14	29	SPGCCIP	SPGSCITR
DJ-AIGCI SM	4.44	16.99	1.13	6.64	–21.15	21	DJUBS	DJUBSTR
Mean Reversion Based Indices								
DBLCI-MR ™	11.27	19.55	7.78	39.78	–19.56	21	DBLCMMCL	DBLCMMVL
DBLCI-MR ™ Plus	14.33	13.35	10.74	80.42	–8.73	8	DBLCMPUE	DBLCMPUT
Optimum Yield Based Indices								
DBLCI-OY	12.89	20.09	9.34	46.49	–22.75	18	DBLCOYER	DBLCOYTR
DB Commodity Booster Index — S&P GSCI ™	12.09	20.76	8.57	41.28	–24.43	16	DBCMBSEU	DBCMBSTU
DB Commodity Booster Index — S&P GSCI LE™	6.48	15.34	3.14	21.44	-26.81	4	DBCMBLEU	DBCMBLTU
DB Commodity Booster Index — DJ-AIGCI SM	11.02	15.09	7.54	49.96	–20.08	10	DBCMBDEU	DBCMBDTU
Market Neutral Alpha Indices								
DB Commodity Harvest Index	8.89	3.63	5.47	150.01	–3.18	0	DBCMHLEU	DBCMHLTU
DB Commodity Harvest Index — S&P GSCI ™	11.05	6.19	7.56	122.08	–6.52	1	DBCMHSEU	DBCMHSTU
DB Commodity Harvest Index — DJ-AIGCI SM	7.40	5.32	4.03	75.80	–9.19	1	DBCMHDEU	DBCMHDTU
DB Commodity Harvest Index — 3.5 ™	11.30	3.80	7.80	159.27	–2.86	0	DBCMHVEC	DBCMHVTC
DB Commodity Harvest Index —10 SM	21.12	11.15	17.32	155.00	–9.44	5	DBCMHVEA	DBCMHVTA
Other Asset Classes								
Equities (S&P 500)	1.84	21.54	–1.69	–7.83	–16.43	20	SPX	SPTR
Fixed Income (US Govt. All Total Return)	5.94	5.16	n/a	n/a	–3.93	0	n/a	USGATR

Notes: Past performance is not indicative of future results

Data from 1 January 1998 to 31 July 2009

1) Annualised return based on total return and excess return 2) Annualised volatility of the daily lognormal returns 3) Calculated as a quotient of excess return and the volatility 4) Based on total return

Each of these indices was launched on different dates and data for Index performance for periods prior to these dates have been retrospectively calculated and does not represent actual index performance. Index Launch Dates: SPGSCI (Jan-91), SPGSCI Light Energy (Jan-91), DJUBS (Jul-98), DBLCI (Feb-03), DBLCI-MR (Feb-03), DBLCI-OY (May-06), DBLCI-MR Plus (Jun-07), DB Booster – SPGSCI (Dec-07), DB Booster – DJUBS (Dec-07), DB Booster – SPGSCI Light Energy (Dec-07), DB Commodity Harvest Indices (Dec-07), DB Commodity Harvest Target Volatility Indices (Aug-08)

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DISCLAIMER

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marks of Dow Jones & Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB Commodity Harvest
- DJUBS and DB Commodity Booster - DJUBS, which is based in part on the Dow
Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones & Company,
Inc. or UBS Securities LLC, but is published with their consent.

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